Exhibit 10.16

Execution Version

AMENDMENT NO. 1 TO LICENSE AGREEMENT

This Amendment No. 1 To License Agreement (this “Amendment”), effective as of October 1, 2022 (the “First Amendment Date”), is entered into by and between Eureka Therapeutics, Inc., a Delaware corporation (“Eureka”) and Estrella Biopharma, Inc., a Delaware corporation (“Estrella”). Eureka and Estrella are referred to in this Amendment individually as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, Eureka and Estrella are parties to that certain License Agreement, effective as of June 28, 2022, (the “Effective Date”), as amended from time to time, (the “Agreement”). Capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined and set forth in this Amendment; and

WHEREAS the Parties desire to modify the payment terms of the outstanding balance payable to Eureka by Estrella for the upfront payment described in Section 8.1 of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein, the adequacy of which is acknowledged by the Parties, Estrella and Eureka hereby amend the Agreement as follows:

SECTION 1
Amendments to the agreement

1.1       Section 8.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

On the Effective Date, Estrella agreed to pay Eureka a one-time, non-refundable, non-creditable payment of One Million Dollars and No Cents ($1,000,000), payable in twelve (12) equal monthly installments (the “Monthly Payments”), with the first Monthly Payment to be made no later than five days after the Effective Date and with each subsequent Monthly Payment to become payable and due on a monthly basis thereafter. As of the First Amendment Date, the Parties acknowledge and agree that Estrella has paid Eureka the aggregate amount of the first two Monthly Payments to Eureka. With respect to each subsequent Monthly Payment, the amount of such Monthly Payment shall be charged to Estrella on a monthly basis; provided, however, that the aggregate amount of such charged but unpaid Monthly Payments shall not be due and payable to Eureka until the (x) consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated September 30, 2022, among Estrella, TradeUP Acquisition Corp., and Tradeup Merger Sub Inc. (the “Business Combination”) or (y) termination of the Business Combination pursuant to the Merger Agreement; provided further, however, that, if any Monthly Payment has not yet been charged to Estrella prior to the occurrence of (x) or (y), the amount of each such Monthly Payment shall be due and payable on a monthly basis. Notwithstanding the foregoing, if the FDA clears the IND for ET019003 prior to the 12-month anniversary of the Effective Date, then the balance of any amounts due under this paragraph shall be due as of the date of such clearance.

SECTION 2
Miscellaneous provisions

2.1       Effect of this Amendment. This Amendment shall become effective as of the First Amendment Date. There are no further changes to the terms of the Agreement. Except as would be inconsistent with the terms of this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and be unaffected by this Amendment.

2.2       Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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2

In Witness Whereof, the parties hereto have caused this Agreement to be executed as of the First Amendment Date by their duly authorized officers.

Eureka Therapeutics, Inc.		Estrella Biopharma, Inc.

By:	/s/ Cheng Liu	By:	/s/ Peter Xu

Name:	Cheng Liu	Name:	Peter Xu

Title:	President	Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to License Agreement